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                                                                 Exhibit 4.1


                                                           EXECUTION VERSION

                         LOAN AND WARRANT AGREEMENT

         This Loan and Warrant Agreement is entered into and dated as of September 29, 2005 (as amended, supplemented or otherwise modified from time to time, together with the Disclosure Schedule, this "AGREEMENT"), among Zoltek Companies, Inc., a Missouri corporation (the "BORROWER"), the Lenders identified on the signature pages hereto (each, a "LENDER" and collectively, the "LENDERS"), and Omicron Master Trust, a Bermuda business trust ("OMT"), as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Borrower desires to borrow certain sums from each of the Lenders and, in consideration thereof issue certain notes and warrants to each of the Lenders, and each Lender, severally and not jointly, desires to make a loan to the Borrower and accept such notes and warrants from the Borrower, all pursuant to the terms set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and the Lenders agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS

         1.1.     Definitions. In addition to the terms defined elsewhere in
                  -----------
this Agreement, when used herein the following terms shall have the meanings set forth in this Section 1.1:

                  "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Borrower, any Subsidiary or any property of the Borrower or any Subsidiary before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.

                  "BORROWER COUNSEL" means Thompson Coburn LLP.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying


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         the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CASH EQUIVALENTS" means:

                  (a) investments in Debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States of America;

                  (b) investments in commercial paper maturing within 180 days or less from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, or any successor thereto, or from Moody's Investors Service, Inc. or any successor thereto;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, in each case denominated in dollars; and

                  (d) money market mutual funds, at least 90% of the investments of which are in cash or investments contemplated by clauses (a),
(b) and (c) of this definition.

                  "CLOSING" means the First Closing, Second Closing, Third Closing and/or Fourth Closing, as applicable.

                  "CLOSING DATE" means the with respect to the First Closing, the date of the First Closing; with respect to the Second Closing, the date of the Second Closing; with respect to the Third Closing, the date of the Third Closing; and with respect to the Fourth Closing, the date of the Fourth Closing.

                  "COMMISSION" means the U.S. Securities and Exchange
         Commission.

                  "COMMON STOCK" means the common stock of the Borrower, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "COMMON STOCK EQUIVALENTS" means any securities of the Borrower or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any Debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

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                  "CONTINGENT OBLIGATION" with respect to any Person, any
         obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take or pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include
         (i) any product warranties extended in the ordinary course of business, (ii) indemnities made to officers and directors of any such Person whether pursuant to the governing organizational documents of such Person or otherwise and (iii) any environmental indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "DEBT" as applied to a Person means, without duplication:
         (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capital Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrower (without duplication), the Notes. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached to this Agreement.

                  "DOLLARS" means U.S. dollars.

                  "EFFECTIVE DATE" means the date that a Registration Statement is first declared effective by the Commission.

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                  "ELIGIBLE MARKET" means any of the New York Stock
         Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market.

                  "EQUITY INTEREST" means (i) shares of corporate stock, partnership interests, membership interests and any other interest that confers on a Person the right to receive a share of the profits and losses of, or a distribution of the assets of, the issuing Person and (ii) all warrants, options or other rights to acquire any Equity Interest set forth in clause (i) of this defined term.

                  "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in the Notes.

                  "FIRST CLOSING" means the closing of the purchase and sale of the Notes and Warrants pursuant to Section 2.1.

                  "FIRST CLOSING DATE" means the date of the First Closing.

                  "FIRST CLOSING NOTES" means the Notes issued on the First Closing Date.

                  "FOURTH CLOSING" means the closing of the purchase and sale of the Notes and Warrants pursuant to Section 2.4.

                  "FOURTH CLOSING NOTES" means the Notes issued on the Fourth Closing Date.

                  "GAAP" means U.S. generally accepted accounting principles as in effect from time to time applied on a consistent basis during the periods involved.

                  "LENDER PERCENTAGE" means, with respect to any Lender as of any date, the percentage equal to a fraction the numerator of which shall be the outstanding principal balance of such Lender's Notes and the denominator of which shall be the aggregate outstanding principal balance of all Notes.

                  "LIEN" means (a) any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction, wherever created or charged, (b) with respect to any property, the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN" means each advance made to the Borrower by a Lender on a Closing Date, which such advance shall be evidenced by a Note.

                  "LOAN AMOUNT" means, for each Closing and with respect to each Lender, the principal amount of the Notes purchased at such Closing by such Lender as set forth in Schedule A.

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                  "NOTES" means (i) with respect to the First Closing,
         collectively, each of the senior convertible promissory notes, due on the date that is 42 months after the First Closing Date, (ii) with respect to the Second Closing, collectively, each of the senior convertible promissory notes, due on the date that is 42 months after the Second Closing Date, (iii) with respect to the Third Closing, collectively, each of the senior convertible promissory notes, due on the date that is 42 months after the Third Closing Date, and (iv) with respect to the Fourth Closing, collectively, each of the senior convertible promissory notes, due on the date that is 42 months after the Fourth Closing Date, each issuable by the Borrower to one of the Lenders pursuant to the terms hereof, in the form of Exhibit A hereto.
                                      ---------

                  "OPCO" means Zoltek Vegyipari Reszvenytarsasag, a corporation formed under the laws of the Republic of Hungary, whose registered office is at H-2537 Nyergesujfalu, Varga Jozsef ter 1., registered by the Court of Komarom-Esztergom county acting as Court of Registration under registration No. 11-10-001447.

                  "PERMITTED LIENS" means: (a) liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Borrower or the applicable Subsidiary; (b) liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of the Borrower or a Subsidiary; (d) liens imposed by law, such as mechanics', workers', materialmens', carriers' or other like liens arising in the ordinary course of business of the Borrower or a Subsidiary which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Borrower or the applicable Subsidiary; (e) liens existing on the First Closing Date and disclosed in Section 1.1 of the Disclosure Schedule, and any extensions, renewals or replacements thereof, provided that no additional property shall be encumbered by such liens and the unpaid principal amount of the Debt secured thereby shall not be increased on or after the date of any such extension, renewal or replacement; (f) purchase money security interests or liens for the purchase of fixed assets to be used in the business of the Borrower or a Subsidiary, securing solely the fixed assets so purchased and the proceeds thereof; (g) capitalized leases which do not violate any provision of this Agreement; (h) liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution; (i) liens in favor of the Administrative Agent and the Lenders pursuant to the Transaction Documents; and (j) rights of way, zoning restrictions, easements and similar encumbrances affecting the Borrowers' real property which do not materially interfere with the use of such property.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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                  "PROCEEDING" means an action, claim, suit, investigation
         or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "REGISTRATION STATEMENT" means one or more registration statements meeting the requirements of the Registration Rights Agreement and covering the resale of Underlying Shares by the Lenders who shall be named "selling shareholders" thereunder.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Borrower and the Lenders, in the form of Exhibit B hereto.
                                                  ---------

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "REQUIRED LENDERS" means collectively one or more Lenders that made one or more Loans in an initial principal amount representing greater than 50% of the aggregate initial principal amount of all Loans.

                  "REQUIRED MINIMUM" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents that the Borrower is obligated to issue, whether contingently or otherwise, including, without limitation, any Underlying Shares issuable upon exercise or conversion (as applicable) in full of all Warrants and Notes and assuming that any previously unconverted Notes are held until the maturity date thereof, and all interest on the Notes is paid with shares of Common Stock.

                  "RESTRICTED PAYMENT" means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that controls such Person and
         (d) any payment by such Person to its officers or directors other than (i) in compliance with existing Borrower stock option plans,
         (ii) salaries in the ordinary course of business, and (iii) payments required by the terms of the 2003 Debentures (as defined in the Notes), the 2004 Debentures (as defined in the Notes), the 2004 Notes (as defined in the Notes), the 2005 Notes (as defined in the Notes) and the Notes, in each case to the extent held by such officers and directors.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

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                  "SECOND CLOSING" means the closing of the purchase and
         sale of the Notes and Warrants pursuant to Section 2.2.

                  "SECOND CLOSING NOTES" means the Notes issued on the Second Closing Date.

                  "SECURITIES" means the Notes, the Warrants and the Underlying Shares issuable under the Notes and the Warrants.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SECURITY AGREEMENT" has the meaning set forth in Section 2.6(a)(v).

                  "SHAREHOLDER AGREEMENT" has the meaning set forth in
         Section 2.6(a)(iv).

                  "STRATEGIC TRANSACTION" means a transaction or relationship in which (1) the Borrower issues shares of Common Stock to a Person which the Board of Directors of the Borrower determines in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Borrower and (2) the Borrower expects to receive benefits in addition to the investment of funds, but shall not include a transaction in which the Borrower issues securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

                  "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power is or, in the case of a partnership, 50% or more of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise expressly provided, "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "THIRD CLOSING" means the closing of the purchase and sale of the Notes and Warrants pursuant to Section 2.3.

                  "THIRD CLOSING NOTES" means the Notes issued on the Third Closing Date.

                  "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or
         (ii) if the Common Stock is not traded on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not traded on any Trading Market and not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in


                                     7

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         the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

                  "TRADING MARKET" means Nasdaq National Market or any Eligible Market on which the Common Stock is then listed or quoted.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, Security Agreement, Mortgage and Guarantee Agreement and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Notes, as payment of interest thereunder, and upon exercise of the Warrants, and in satisfaction of any other obligation of the Borrower to issue shares of Common Stock pursuant to the Transaction Documents.

                  "VWAP" means, with respect to any date of determination, the daily volume weighted average price (as reported by Bloomberg using the VAP function) of the Common Stock on such date of determination, or if there is no such price on such date of determination, then the daily volume weighted average price on the date nearest preceding such date.

                  "WARRANTS" means collectively, the Common Stock purchase warrants in the form of Exhibit C, issuable pursuant to Sections
                                 ---------
         2.1, 2.2, 2.3 and 2.4.

                                 ARTICLE II.

                           LOAN; PURCHASE AND SALE

         2.1.     First Closing.
                  -------------

                  (a) The purchase and sale of the First Closing Notes pursuant to the terms of this Section 2.1 shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, NY 10036 on the date this Agreement is executed and delivered by the parties or at such other location or time as the parties may agree.

                  (b) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to purchase at the First Closing and the Borrower agrees to sell and issue to each Lender at the First Closing, that aggregate principal amount of Notes set forth opposite such Lender's name on Schedule A hereto under the heading "First Closing Notes" and a Warrant, for the aggregate purchase price ("FIRST CLOSING PURCHASE PRICE") set forth opposite such Lender's name on Schedule A hereto under the heading "First Closing Purchase Price".

         2.2.     Second Closing.
                  --------------

                  (a) The Company may following the date (the "SECOND CLOSING TRIGGER DATE") on which each of the Borrower Second Closing Deliverables pursuant to Section 2.7 can be delivered to each Lender require a Second Closing to occur by delivering a written notice to


                                     8

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each Lender within five (5) Trading Days of the Second Closing Trigger Date
(the "SECOND CLOSING NOTICE") indicating the Borrower's exercise of its rights under this Section 2.2 and the date of the Second Closing which date shall be the 10th Trading Day following the Second Closing Notice (the "SECOND CLOSING DATE"). The purchase and sale of the Second Closing Notes pursuant to the terms of this Section 2.2 shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, NY 10036, unless the requirement to deliver the Second Closing Deliverables or any portion thereof, as applicable, has been waived by the Required Lenders.

                  (b) Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to purchase at the Second Closing and the Borrower agrees to sell and issue to each Lender at the Second Closing, that aggregate principal amount of Notes set forth opposite such Lender's name on Schedule A hereto under the heading "Second Closing Notes" and a Warrant, for the aggregate purchase price ("SECOND CLOSING PURCHASE PRICE") set forth opposite such Lender's name on Schedule A hereto under the heading "Second Closing Purchase Price".

         2.3.     Third Closing.
                  -------------

                  (a) At any time after the later of occur of (i) the day following the date the Registration Statement(s) covering the resale of the Underlying Shares issued at the First Closing and the Second Closing shall become effective and (ii) the 120th day following the First Closing Date (the "THIRD CLOSING TRIGGER DATE"), the Borrower may, at its option, require a Third Closing to occur by delivering an irrevocable written notice to each Lender within thirty (30) days of the Third Closing Trigger Date (the "THIRD CLOSING NOTICE") indicating the Borrower's exercise of its rights under this
Section 2.2 and the date of the Third Closing, which date shall be the 10th Trading Day following the Third Closing Notice (the "THIRD CLOSING DATE"). The purchase and sale of the Third Closing Notes pursuant to the terms of this Section 2.3 shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, NY 10036.

                  (b) Subject to the terms and conditions of this Agreement, including without limitation Sections 2.3(c) and 2.5 hereof, each Lender agrees, severally and not jointly, to purchase at the Third Closing and the Borrower agrees to sell and issue to each Lender at the Third Closing, that aggregate principal amount of Notes set forth opposite such Lender's name on Schedule A hereto under the heading "Third Closing Notes" and a Warrant for the aggregate purchase price (the "THIRD CLOSING PURCHASE PRICE") set forth opposite such Lender's name on Schedule A hereto under the heading "Third Closing Purchase Price".

                  (c) The Conversion Price for the Third Closing Notes shall be equal to 100% of the arithmetic average of the VWAP of the Borrower's Common Stock for the 10 Trading Days immediately preceding the Third Closing Date.

         2.4.     Fourth Closing.
                  --------------

                  (a) At any time after the later to occur of (i) the 120th day following the Third Closing or (ii) 120th day following the date the Registration Statement covering the resale of the Underlying Shares issued at the Third Closing shall become effective (the "FOURTH CLOSING


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TRIGGER DATE"), the Borrower may, at its option, require a Fourth Closing to occur by delivering an irrevocable written notice to each Lender within thirty (30) days of the Fourth Closing Trigger Date (the "FOURTH CLOSING NOTICE") indicating the Borrower's exercise of its rights under this Section
2.3 and the date of the Fourth Closing, which date shall be the 10th Trading Day following the Fourth Closing Notice (the "FOURTH CLOSING DATE"). The purchase and sale of the Fourth Closing Notes pursuant to the terms of this
Section 2.4 shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, NY 10036.

                  (b) Subject to the terms and conditions of this Agreement, including without limitation Sections 2.4(c) and 2.5 hereof, each Lender agrees, severally and not jointly, to purchase at the Fourth Closing and the Borrower agrees to sell and issue to each Lender at the Fourth Closing, that aggregate principal amount of Notes set forth opposite such Lender's name on Schedule A hereto under the heading "Fourth Closing Notes" and a Warrant for the aggregate purchase price (the "FOURTH CLOSING PURCHASE PRICE") set forth opposite such Lender's name on Schedule A hereto under the heading "Fourth Closing Purchase Price".

                  (c) Notwithstanding anything to the contrary, the Borrower may only issue a Fourth Closing Notice or require a Fourth Closing (and any Fourth Closing Notice issued otherwise will be void) if the arithmetic average of the Closing Prices of the Borrower's Common Stock for each of the thirty (30) Trading Days immediately preceding the Fourth Closing Date shall equal or exceed $16.00 per share (as adjusted for stock splits, stock dividends, stock combinations and other similar events).

                  (d) The Conversion Price for the Fourth Closing Notes shall be equal to 110% of the arithmetic average of the VWAP of the Borrower's Common Stock for the 10 Trading Days immediately preceding the Fourth Closing Date.

         2.5.     Lender's Closing Right.
                  ----------------------

                  (a) Notwithstanding anything to the contrary, from the Effective Date until the one year anniversary of the Effective Date, in the event the Borrower has not exercised its right to cause a Third Closing or a Fourth Closing to occur, each Lender shall have the right to require such Third Closing or Fourth Closing, at any time and from time to time, by delivering a written notice to the Borrower within thirty (30) days of the Third Closing Trigger Date or the Fourth Closing Trigger Date, as applicable, (the "LENDER CLOSING NOTICE") indicating such Lender's exercise of its rights under this Section 2.5 and the date of the applicable Closing, which date shall be no later than 10 Trading Days following delivery of the Lender Closing Notice (such date, the "THIRD CLOSING DATE" or "FOURTH CLOSING DATE", as the case may be).

                  (b) Notwithstanding anything to the contrary, the conversion price for the Notes issuable under this Section 2.5 shall be equal to 110% of the arithmetic average of the VWAP of the Borrower's Common Stock for the 10 Trading Days immediately preceding the Third Closing Date or Fourth Closing Date, as the case may be, but in no event shall such 10 Trading Day arithmetic average of the Closing Prices be less than $14.00 per share (as adjusted for stock splits, stock dividends, stock combinations and other similar events).

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

         2.6.     First Closing Deliveries.
                  ------------------------

                  (a) At the First Closing, the Borrower shall deliver or cause to be delivered to each Lender the following, appropriately dated (the "BORROWER FIRST CLOSING DELIVERABLES"):

                      (i) a Note, in the aggregate principal amount of the First Closing Purchase Price indicated opposite such Lender's name on Schedule A registered in the name of such Lender;

                      (ii) a Warrant, duly executed by the Borrower and registered in the name of such Lender, pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A under the heading "First Closing - Warrant Shares";

                      (iii) the Registration Rights Agreement, duly executed by the Borrower;

                      (iv) a letter agreement, duly executed by Zsolt Rumy, Chief Executive Officer of the Borrower, in his individual capacity, and accepted and agreed to by the Borrower (as amended, supplemented or otherwise modified from time to time, the "SHAREHOLDER AGREEMENT");

                      (v) evidence of proper applications made to, and approvals received from, each Trading Market with respect to the trading of Underlying Securities thereon;

                      (vi) the legal opinion of Borrower Counsel, in agreed form, addressed to the Administrative Agent and such Lender;

                      (vii) an officer's certificate reasonably satisfactory to the Lenders from an officer of the Borrower that each of the conditions set forth in Section 6.1 hereof has been satisfied; and

                      (viii) any other document reasonably requested by the Administrative Agent or such Lender.

                  (b) At the First Closing, each Lender shall deliver or cause to be delivered to the Borrower the following:

                      (i) the First Closing Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Borrower for such purpose; and

                      (ii) the Registration Rights Agreement, duly executed by such Lender.

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

         2.7.     Second Closing Deliveries.
                  -------------------------

                  (a) At the Second Closing, the Borrower shall deliver or cause to be delivered to each Lender the following, appropriately dated (the "BORROWER SECOND CLOSING DELIVERABLES"):

                      (i) a Note, in the aggregate principal amount of the Second Closing Purchase Price indicated opposite such Lender's name on Schedule A registered in the name of such Lender;

                      (ii) a Warrant, duly executed by the Borrower and registered in the name of such Lender, pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A under the heading "Second Closing - Warrant Shares";

                      (iii) a security agreement, duly executed by Opco, the Administrative Agent and each other Lender, in the form attached hereto as Exhibit F (as amended, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT");

                      (iv) a mortgage agreement, duly executed by Opco, the Administrative Agent and each other Lender, in the form attached hereto as Exhibit D (as amended, supplemented or otherwise modified from time to time, the "MORTGAGE");

                      (v) a guarantee agreement, duly executed by Opco, the Borrower and each other Lender, in the form attached hereto a Exhibit E (as amended, supplemented or otherwise modified from time to time, the "GUARANTEE AGREEMENT");

                      (vi) evidence of proper applications made to, and approvals received from, each Trading Market with respect to the trading of Underlying Securities thereon;

                      (vii) the legal opinion of Borrower Counsel, in agreed form, addressed to the Administrative Agent and such Lender;

                      (viii) a legal opinion of Hungarian counsel to the Borrower and Opco as to certain matters (including, without limitation, perfection, tax and qualification matters) arising under the Guarantee Agreement and the Security Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and such Lender;

                      (ix) any and all consents from all Persons that are necessary or reasonably required by the Administrative Agent or such Lender in connection with the Transaction Documents, including, without limitation (1) the consents and certificate referred to in Section 6.1(g), and (2) relating to the Republic of Hungary or any local governmental authority contained therein;

                      (x) an officer's certificate reasonably satisfactory to the Lenders from an officer of the Borrower that each of the conditions set forth in Section 6.1 hereof has been satisfied;

                      (xi) appropriate lien and record search reports showing that there are no liens on the collateral security granted under the Mortgage and the Security Agreement, other than Liens expressly permitted thereby; and

                      (xii) any other document reasonably requested by the Administrative Agent or such Lender.

                  (b) At the Second Closing, each Lender shall deliver or cause to be delivered to the Borrower the following:

                      (i) the Second Closing Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Borrower for such purpose;

                      (ii)     the Mortgage, duly executed by such Lender;

                      (iii) the Guarantee Agreement, duly executed by such Lender; and

                      (iv) the Security Agreement, duly executed by such Lender.

         2.8.     Third Closing Deliveries.
                  ------------------------

                  (a) At the Third Closing, the Borrower shall deliver or cause to be delivered to each Lender the following, appropriately dated (the "BORROWER THIRD CLOSING DELIVERABLES"):

                      (i) a Note, in the aggregate principal amount of the Fourth Closing Purchase Price indicated opposite such Lender's name in Schedule, registered in the name of such Lender;

                      (ii) a Warrant, duly executed by the Borrower and registered in the name of such Lender, pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A hereto under the heading "Third Closing - Warrant Shares";

                      (iii) evidence of proper applications made to, and approvals received from, each Trading Market with respect to the trading of Underlying Securities thereon;

                      (iv) the legal opinion of Borrower Counsel, in agreed form, addressed to the Administrative Agent and such Lender;

                      (v) an officer's certificate reasonably satisfactory to the Lenders from an officer of the Borrower that each of the conditions set forth in Section 6.1 hereof has been satisfied.

                      (vi) any other document reasonably requested by the Administrative Agent or such Lender.

                  (b) At the Third Closing, each Lender shall deliver or cause to be delivered to the Borrower the Third Closing Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Borrower for such purpose.

         2.9.     Fourth Closing Deliveries.
                  -------------------------

                  (a) At the Fourth Closing, the Borrower shall deliver or cause to be delivered to each Lender the following, appropriately dated (the "BORROWER FOURTH CLOSING DELIVERABLES" and together with the Borrower First Closing Deliverables, Borrower Second Closing Deliverables and the Borrower Third Closing Deliverables, the "BORROWER DELIVERABLES"):

                      (i) a Note, in the aggregate principal amount of the Fourth Closing Purchase Price indicated opposite such Lender's name in Schedule, registered in the name of such Lender;

                      (ii) a Warrant, duly executed by the Borrower and registered in the name of such Lender, pursuant to which such Lender shall have the right to acquire the number of shares of Common Stock indicated opposite such Lender's name on Schedule A hereto under the heading "Fourth Closing - Warrant Shares";

                      (iii) evidence of proper applications made to, and approvals received from, each Trading Market with respect to the trading of Underlying Securities thereon;

                      (iv) an officer's certificate reasonably satisfactory to the Lenders from an officer of the Borrower that each of the conditions set forth in Section 6.1 hereof has been satisfied.

                      (v) the legal opinion of Borrower Counsel, in agreed form, addressed to the Administrative Agent and such Lender; and

                      (vi) any other document reasonably requested by the Administrative Agent or such Lender.

                  (b) At the Fourth Closing, each Lender shall deliver or cause to be delivered to the Borrower the Fourth Closing Purchase Price, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Borrower for such purpose.

                                 ARTICLE III.

                       REPRESENTATIONS AND WARRANTIES

         3.1.     Representations and Warranties of the Borrower. Subject to
                  ----------------------------------------------
the qualifications and disclosures set forth beside the specific reference to this Agreement in the Disclosure Schedule (the parties hereto agreeing that a reference in the Disclosure Schedule to a particular Section shall only apply to the representation in such Section), the Borrower hereby makes the following representations and warranties to the Administrative Agent and each Lender:

                  (a) Subsidiaries. The Borrower does not directly or
                      ------------
indirectly control or own any Equity Interest in any Subsidiary, other than as listed in Section 3.1(a) of the Disclosure Schedule. Except as disclosed in Section 3.1(a) of the Disclosure Schedule, the Borrower owns, directly or indirectly, all of the Equity Interests of each Subsidiary free and clear of any Lien, and all the issued and outstanding Equity Interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

                  (b) Organization and Qualification. Each of the Borrower
                      ------------------------------
and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Borrower nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Borrower and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Borrower and the Subsidiaries, taken as a whole, or
(iii) an adverse impairment to the Borrower's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

                  (c) Authorization; Enforcement. The Borrower and each
                      --------------------------
Subsidiary party to a Transaction Document has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery by the Borrower and each Subsidiary party to a Transaction Document of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereunder have been duly authorized by all necessary action on the part of the Borrower or such Subsidiary, as the case may be, and no further consent or action is required by the Borrower, such Subsidiary, or their respective Boards of Directors, members, partners, managers or shareholders, as applicable. Each of the Transaction Documents to which the Borrower or any Subsidiary is a party has been (or upon delivery will be) duly executed by the Borrower or such Subsidiary, as the case may be, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Borrower and such Subsidiary, to the extent a party thereto, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by equitable principles of general application.

                  (d) No Conflicts. The execution, delivery and performance
                      ------------
of the Transaction Documents by the Borrower and each Subsidiary party to a Transaction Document and the consummation by the Borrower and such Subsidiaries of the transactions contemplated thereby do not and will not
(i) conflict with or violate any provision of the Borrower's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, contract, credit facility, Debt or other instrument (evidencing Debt of the Borrower or a Subsidiary or otherwise) or other understanding to which the Borrower or any Subsidiary is a party or by which any property or asset of the Borrower or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower or any Subsidiary is subject (including federal and state securities laws and regulations) and the rules and regulations of any self-regulatory organization to which the Borrower or its securities are subject, or by which any property or asset of the Borrower or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Payments of cash on account of principal of or interest under the Notes, upon any Event of Default under the Notes upon a Buy-In under and as such term is defined in a Warrant will not require the consent of, any payment to, or the springing of any Lien in favor of any lender to or creditor of the Borrower or any Subsidiary (under a credit facility, loan agreement or otherwise) and will not result in a default under any such credit facilities, loans or other agreements.

                  (e) Filings, Consents and Approvals. Neither the Borrower
                      -------------------------------
nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by it of any Transaction Document to which it is a party, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) the application(s) to the Trading Market on which the Common Stock is listed for trading for the listing of the Underlying Shares for trading thereon in the time and manner required thereby which have been made and obtained prior to the applicable Closing Date, and (iii) the requirements, disclosed in
Section 3.1(e) of the Disclosure Schedule, if any.

                  (f) Issuance of the Securities. Each of the Securities
                      --------------------------
have been duly authorized and, when issued and paid for in accordance with the Transaction Documents or otherwise, have been or, when issued, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Borrower has reserved from its duly authorized capital stock a number of shares of Common Stock issuable upon conversion of the Notes (as may be issued on account of interest thereunder) and exercise of the Warrants, which number of reserved shares is not less than the Required Minimum calculated as of the date hereof.

                  (g) Capitalization. The number of shares and type of all
                      --------------
authorized, issued and outstanding capital stock of the Borrower, and all shares of Common Stock reserved for issuance under the Borrower's various option and incentive plans and all warrants, debentures and Common Stock Equivalents (on a pro forma basis immediately after giving effect to the transactions contemplated by the Transaction Documents), is set forth in
Section 3.1(g) of the Disclosure Schedule. Except as set forth in Section 3.1(g) of the Disclosure Schedule, no securities of the Borrower are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as set forth in Section 3.1(g) of the Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or any contract, commitment, understanding or arrangement by which the Borrower is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Borrower to issue shares of Common Stock or other securities to any Person (other than the Lenders) and will not result in a right of any holder of Borrower securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  (h) SEC Reports; Financial Statements. The Borrower has
                      ---------------------------------
filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Borrower was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with this Agreement and Section 3.1(h) of the Disclosure Schedule to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth in Section 3.1(h) of the Disclosure Schedule, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.1(h) of the Disclosure Schedule, the financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Except as set forth in Section 3.1(h) of the Disclosure Schedule, such financial statements have been prepared in accordance GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and the absence of footnotes. All material agreements to which the Borrower or any Subsidiary is a party or to which the property or assets of the

Borrower or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

                  (i) Press Releases. The press releases disseminated by the
                      --------------
Borrower during the two (2) years preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) Material Changes. Since the date of the latest audited
                      ----------------
financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Borrower's financial statements pursuant to GAAP or not required to be disclosed in filings made with the Commission, (iii) the Borrower has not altered its method of accounting or the identity of its auditors, (iv) the Borrower has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Borrower has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Borrower stock incentive plans. Except as noted in the Borrower's SEC Reports, the Borrower does not have pending before the Commission any request for confidential treatment of information.

                  (k) Litigation. Except as set forth in Section 3.1(k) of
                      ----------
the Disclosure Schedule, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as otherwise set forth in the SEC Reports, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Borrower, there is not pending or contemplated, any investigation by the Commission involving the Borrower or any current or former director or officer of the Borrower. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Borrower or any Subsidiary under the Exchange Act or the Securities Act.

                  (l) Labor Relations. No material labor dispute exists or,
                      ---------------
to the knowledge of the Borrower, is imminent with respect to any of the employees of the Borrower or any Subsidiary.

                  (m) Compliance. Except as set forth in Section 3.1(m) of
                      ----------
the Disclosure Schedule, neither the Borrower nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower or any Subsidiary under), nor has the Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (other than defaults or violations that have been cured or waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or
(iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or could not reasonably be expected to result in a Material Adverse Effect. The Borrower is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder promulgated by the Commission, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect. The Borrower is not, to the best of its knowledge (after due inquiry), in default in any material respect with the terms, conditions or covenants set forth in (i) the Securities Purchase Agreement, or the debentures or warrants issued pursuant thereto, among the Borrower and the lenders therein, dated as of December 19, 2003, (ii) the Securities Purchase Agreement, or the debentures or warrants issued pursuant thereto, among the Borrower and the lenders therein, dated as of March 11, 2004 or
(iii) the Loan and Warrant Agreement, or the notes and warrants issued pursuant thereto, among the Borrower and the lenders therein dated as of October 14, 2004.

                  (n) Regulatory Permits. The Borrower and the Subsidiaries
                      ------------------
possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (o) Title to Assets. The Borrower and the Subsidiaries
                      ---------------
have good and marketable title in fee simple to all real property owned by them that is material to the business of the Borrower and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Borrower and the Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens, which are set forth in Section 3.1(k) of the Disclosure Schedule, and except for such Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Borrower and the Subsidiaries. Any real property and facilities held under lease by the Borrower and the Subsidiaries that are material to the business of the Borrower and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Borrower and the Subsidiaries are in compliance.

                  (p) Patents and Trademarks. The Borrower and the
                      ----------------------
Subsidiaries own, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Neither the Borrower nor any Subsidiary has received a written notice that any Intellectual Property

Right violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Borrower, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (q) Insurance. The Borrower and the Subsidiaries are
                      ---------
insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower and the Subsidiaries are engaged. Neither the Borrower nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (r) Transactions With Affiliates and Employees. Except as
                      ------------------------------------------
set forth in the SEC Reports, none of the officers or directors of the Borrower or any Subsidiary and, to the knowledge of the Borrower, none of the employees of the Borrower or any Subsidiary is presently a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (s) Internal Accounting Controls. Except as set forth in
                      ----------------------------
the SEC Reports, the Borrower and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Borrower has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Borrower and designed such disclosure controls and procedures to ensure that material information relating to the Borrower, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Borrower's Form 10-K or 10-Q, as the case may be, is being prepared. The Borrower's certifying officers have evaluated the effectiveness of the Borrower's controls and procedures in accordance with
Item 307 of Regulation S-K under the Exchange Act for the Borrower's most recently ended fiscal quarter or fiscal year-end (such date, the "EVALUATION DATE"). The Borrower presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Borrower's internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Borrower's knowledge, in other factors that could significantly affect the Borrower's internal controls.

                  (t) Solvency. Based on the financial condition of the
                      --------
Borrower as of the applicable Closing Date (and assuming that the Closing shall have occurred), (i) the Borrower's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Borrower's existing Debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Borrower's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Borrower, and projected capital requirements and capital availability thereof; and
(iii) the current cash flow of the Borrower, together with the proceeds the Borrower would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its Debt when such amounts are required to be paid. The Borrower does not intend to incur Debts beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its Debt).

                  (u) Certain Fees. Except as set forth in Section 3.1(u) of
                      ------------
the Disclosure Schedule, no brokerage or finder's fees or commissions are or will be payable by the Borrower to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. Neither the Administrative Agent nor any Lender shall have any obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by such Person pursuant to written agreements executed by such Person which fees or commissions shall be the sole responsibility of such Person) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (v) Certain Registration Matters. Assuming the accuracy of
                      ----------------------------
the Lenders' representations and warranties set forth in Sections 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Borrower to the Lenders under the Transaction Documents. The Borrower has not granted or agreed to grant to any Person any rights (including without limitation "PIGGY BACK" registration rights) to have any securities of the Borrower registered with the Commission or any other governmental authority that have not been satisfied.

                  (w) Listing and Maintenance Requirements. Except as
                      ------------------------------------
specified in the SEC Reports, the Borrower has not, in the two years preceding the date hereof, received notice from any Eligible Market to the effect that the Borrower is not in compliance with the listing or maintenance requirements thereof. The Borrower is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market, and except as set forth in this Agreement, no approval of the shareholders of the Borrower thereunder is required for the Borrower to issue and deliver to the Lenders the maximum number of Securities contemplated by Transaction Documents, including as may be required pursuant to Nasdaq Rule Filing SR-NASD-2003-40 (March 14, 2003) concerning shareholder approval requirements when officers and directors participate in discounted private placements and Nasdaq Rule Filing SR-NASD-2003-61 (March 28, 2003) concerning shareholder approval requirements in connection with a change of control.

                  (x) Environmental Matters. Neither the Borrower nor any
                      ---------------------
Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and
(iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending investigation threatened in writing by any governmental authority that might lead to such a claim.

                  (y) Investment Company. The Borrower is not, and is not an
                      ------------------
Affiliate of, an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

                  (z) Application of Takeover Protections. The Borrower and
                      -----------------------------------
its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Borrower's Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Administrative Agent or the Lenders as a result of the Administrative Agent, the Lenders and the Borrower fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Borrower's issuance of the Securities and the Lenders' ownership of the Securities.

                  (aa) No Additional Agreements. The Borrower does not have
                       ------------------------
any agreement or understanding with the Administrative Agent or any Lender with respect to the transactions contemplated by the Transaction Documents other than as specified therein, except that any officer or director who participates in this transaction as a Lender shall not be entitled to any anti-dilution protection (other than on account of stock splits, stock combinations and similar events) under the Notes or the Warrants acquired by them or their Affiliates so as not to violate Nasdaq Rule Filing SR-NASD-2003-40 (March 14, 2003).

                  (bb) Disclosure. The Borrower confirms that neither it nor
                       ----------
any Person acting on its behalf has provided the Administrative Agent or any of the Lenders or their agents or counsel with any information that the Borrower believes constitutes material, non-public information. The Borrower understands and confirms that the Administrative Agent and the Lenders will rely on the foregoing representations and warranties in effecting transactions in securities of the Borrower. All disclosure provided to the Administrative Agent and the Lenders regarding the Borrower, its business and the transactions contemplated hereby, furnished by or on behalf of the Borrower (including the Borrower's representations and warranties set forth in this Agreement and the Disclosure Schedule) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  (cc) Acknowledgment Regarding Lenders' Purchase of
                       ---------------------------------------------
Securities. The Borrower acknowledges and agrees that each of the Lenders is
----------
acting solely in the capacity of an arm's length lender with respect to the Transaction Documents and the transactions contemplated hereby. The Borrower further acknowledges that neither the Administrative Agent nor any Lender is acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and any advice given by the Administrative Agent or any Lender or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby is merely incidental to the Lenders' purchase of the Securities or the Administrative Agent's performance of its duties under the Transaction Documents. The Borrower further represents to the Administrative Agent and each Lender that the Borrower's decision to enter into this Agreement has been based solely on the independent evaluation by the Borrower and its representatives.

         3.2.     Representations and Warranties of the Lenders. Each
                  ---------------------------------------------
Lender, for itself and for no other Lender, hereby represents and warrants to the Borrower as follows:

                  (a) Organization; Authority. Such Lender is an entity duly
                      -----------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other applicable like power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Lender of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Lender is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Lender. Each of this Agreement, the Registration Rights Agreement, the Mortgage, the Security Agreement and Guarantee Agreement has been duly executed by such Lender, and when delivered by such Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Lender, enforceable against it in accordance with its terms.

                  (b) Investment Intent. Such Lender is acquiring its Note
                      -----------------
and Warrant for investment purposes and not with a view to or for distributing or reselling them or any part thereof, without prejudice, however, to such Lender's right at all times to sell or otherwise dispose of all or any part thereof in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Lender to hold any Securities for any period of time. Such Lender is acquiring such Note and Warrant in the ordinary course of its business. Such Lender does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  (c) Lender Status. At the time each Lender was offered its
                      -------------
Note and its Warrant, it was, and at the date of each Closing will be, it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Lender is not a registered broker-dealer under Section 15 of the Exchange Act.

                  (d) General Solicitation. Such Lender is not taking any
                      --------------------
Note or Warrant as a result of any advertisement, article, notice or other communication regarding either of them published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (e) Access to Information. Such Lender acknowledges that
                      ---------------------
it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Borrower concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Borrower and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Borrower possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Lender or its representatives or counsel shall modify, amend or affect such Lender's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Borrower's representations and warranties contained in the Transaction Documents.

                  (f) Limited Ownership. The purchase by such Lender of the
                      -----------------
Securities issuable to it at the applicable Closing (including the Underlying Shares that would be issuable upon the conversion and exercise of such Securities) will not result in such Lender (individually or together with other Persons with whom such Lender has identified, or will have identified, itself as part of a "group" in a public filing made with the Commission involving the Borrower's securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the Common Stock or the voting power of the Borrower on a post transaction basis that assumes that the applicable Closing shall have occurred. Such Lender does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the applicable Closing (when added to any other securities of the Borrower that it or they then own or have the right to acquire), in excess of 19.999% of the Common Stock or voting power of the Borrower on a post transaction basis that assumes that the applicable Closing shall have occurred.

                  (g) Independent Investment Decision. Such Lender has
                      -------------------------------
independently evaluated the merits of its decision to invest in the Notes and the Warrants pursuant to this Agreement, such decision has been independently made by such Lender and such Lender confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Lender's business and/or legal counsel in making such decision.

The Borrower acknowledges and agrees that no Lender makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2. The Borrower acknowledges and agrees that the Administrative Agent does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                 ARTICLE IV.

                       OTHER AGREEMENTS OF THE PARTIES

         4.1. (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Borrower, to an Affiliate of a Lender or in connection with a pledge as contemplated in Section 4.1(b), the Borrower may require the transferor thereof to provide to the Borrower an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Borrower, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

                  (b) Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 4.1(b) or Section 4.1(c):

         [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE BORROWER. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

                  The Borrower acknowledges and agrees that a Lender may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account in accordance with the Securities Act and, if required under the terms of such agreement or account, such Lender may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Borrower and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer, following default, by the Lender transferee of the pledge. No notice shall be required of such pledge. At the appropriate Lender's expense, the Borrower will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (c) Certificates evidencing Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Securities under a registration statement (including a Registration Statement), or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) while such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). Borrower may not make any notation on its records or give instructions to any transfer agent of the Borrower that enlarge the restrictions on transfer set forth in this Section.

         4.2.     Furnishing of Information. As long as any Lender owns the
                  -------------------------
Securities issued or issuable to it, the Borrower covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Borrower after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Borrower shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Lender owns Securities, if the Borrower is not required to file reports pursuant to such laws, it will prepare and furnish to the Lenders and make publicly available in accordance with Rule 144(c) such information as is required for the Lenders to sell the Underlying Shares under Rule 144. The Borrower further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3.     Acknowledgment of Dilution. The Borrower acknowledges that
                  --------------------------
the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial. The Borrower further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Borrower may have against the Administrative Agent or any Lender.

         4.4.     Integration. The Borrower shall not, and shall use
                  -----------
its best efforts to ensure that no Affiliate of the Borrower shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Lenders, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.5.     Listing of Common Stock. From the date hereof through
                  -----------------------
the Effectiveness Period (as such term is defined in the Registration Rights Agreement) the Borrower agrees (i) if the Borrower applies to have the Common Stock traded on any Trading Market other than the Trading Market which the Common Stock is currently listed for trading, it will include in such application the Underlying Shares, and will take such other action as is necessary or desirable to cause such securities to be listed on such other Trading Market as promptly as possible and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Borrower's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

         4.6.     Reservation of Shares. The Borrower shall maintain a
                  ---------------------
reserve from its duly authorized shares of Common Stock to comply with its conversion obligations under the Notes and its exercise obligations under the Warrants. If on any date the Borrower would be, if notice of exercise or conversion were to be delivered on such date, precluded from issuing the number of Underlying Shares, as the case may be, issuable upon conversion in full of the Notes or exercise in full under the Warrants due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Borrower shall promptly prepare and mail to the shareholders of the Borrower proxy materials or other applicable materials requesting authorization to amend the Borrower's articles of incorporation or other organizational document to increase the number of shares of Common Stock which the Borrower is authorized to issue so as to provide enough shares for issuance of the Underlying Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain shareholder approval to carry out such resolutions (and hold a special meeting of the shareholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such shareholder authorization, file an appropriate amendment to the Borrower's articles of incorporation or other organizational document to evidence such increase.

         4.7.     Conversion and Exercise Procedures. The form of Exercise
                  ----------------------------------
Notice included in and as defined in the Warrants and the form of Conversion Notice included in and as defined in the Notes set forth the totality of the procedures required by the Lenders in order to exercise the Warrants and convert the Notes. No additional legal opinion or other information or instructions shall be necessary to enable the Lenders to exercise the Warrants or convert Notes. The Borrower shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

         4.8.     Subsequent Registrations; Subsequent Placements.
                  -----------------------------------------------

                  (a) From the First Closing Date through and including the Effective Date, the Borrower will not file a registration statement (other than on a Form S-8 and pursuant to the Registration Rights Agreement) with the Commission with respect to any securities of the Borrower.

                  (b) Prior to the first year anniversary of the Second Closing Date, in the event the Borrower or any Subsidiary, directly or indirectly, determines to offer, sell, grant any option to purchase, or otherwise dispose of (or announces any offer, sale, grant or any option to purchase or otherwise dispose of) any Common Stock or Common Stock Equivalents (other than under and pursuant to the Notes and the Warrants) or any of its Subsidiaries' equity or Common Stock Equivalents, including without limitation, pursuant to a private placement, an equity line of credit or a shelf registration statement in accordance with Rule 415 under the Securities Act,

(such offer, sale, grant, disposition or announcement being referred to as "SUBSEQUENT PLACEMENT"), the Borrower shall deliver to each Lender a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which specifies in reasonable detail the type of securities being offered (the "OFFERED SECURITIES"), all of the other material terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the names of the investors (including the investment manager of such investors, if any) and the investment bankers with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document. Each Lender shall have until 6:30 p.m. (New York City time) on the fifth Trading Day after their respective receipt of the Subsequent Placement Notice to notify Borrower of its intention to participate ("NOTICE OF ACCEPTANCE"), subject to completion of mutually acceptable documentation, in such financing on the same terms as set forth in the Subsequent Placement Notice, provided however, that as to any transaction or series of related transactions, the Borrower shall have no obligation to offer the Lenders the right to participate, in the aggregate, in an amount that exceeds the lesser of (i) 25% of the securities offered and (ii) a portion of the Subsequent Placement equal to the then outstanding principal amount of the Notes divided by the aggregate purchase price of the Subsequent Placement.

                  (c) The Borrower shall have five (5) Trading Days from the expiration of the period set forth in Section 4.8(b) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Lenders (the "REFUSED SECURITIES"), but only to the offerees described in the Subsequent Placement Notice and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Borrower than those set forth in the Subsequent Placement Notice.

                  (d) Any Offered Securities not acquired by the Lenders or other persons in accordance with this Section 4.8(b) above may not be issued, sold or exchanged until they are again offered to the Lenders under the procedures specified in this Agreement.

                  (e) The period set forth in the first sentence of Section 4.8(b) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market or the Commission, or (ii) the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Lenders for the resale of the Underlying Shares following the required effective date as set forth in Section 2(b) of the Registration Rights Agreement.

                  (f) The Borrower's obligations under Section 4.8(b) shall not apply to any grant or issuance by the Borrower of any of the following:
(i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Borrower prior to the date of this Agreement (but will apply to any amendments, modifications and reissuances thereof), and (ii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized company stock option, restricted stock plan or stock purchase plan in existence on the First Closing Date, (iii) the issuance of Common Stock in payment of interest on the Notes, or (iv) the issuance of Common Stock Equivalents pursuant to a Strategic Transaction.

         4.9.     Securities Laws Disclosure; Publicity. By 8:30 a.m. (New
                  -------------------------------------
York City time) on both the Trading Day following the day this Agreement is executed and on each subsequent Closing Date, the Borrower shall issue a press release reasonably acceptable to the Lenders and the Administrative Agent disclosing the transactions contemplated hereby on the date of this Agreement and file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby. The Borrower will file an additional Current Report on Form 8-K, if necessary, on each applicable Closing Date to disclose the applicable Closing. In addition, the Borrower will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Borrower shall not publicly disclose the name of the Administrative Agent, any Lender, or include the name of the Administrative Agent or any Lender in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of the Administrative Agent or such Lender, as the case may be, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Borrower shall provide the Administrative Agent and the Lenders with prior notice of such disclosure.

         4.10.    Limitation on Issuance of Future Priced Securities. Following
                  --------------------------------------------------
the First Closing and for so long as Notes remain outstanding, the Borrower shall not issue or agree to issue any "FUTURE PRICED SECURITIES" as such term is described by NASD IM-4350-1.

         4.11.    Indemnification of Lenders. In addition to the indemnity
                  --------------------------
provided in the Registration Rights Agreement and in Section 8.18, the Borrower will indemnify and hold the Lenders and their directors, officers, shareholders, partners, employees and agents (each, a "LENDER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Lender Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Borrower in any Transaction Document. In addition to the indemnity contained herein, the Borrower will reimburse each Lender Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

         4.12.    Non-Public Information. The Borrower covenants and agrees
                  ----------------------
that neither it nor any other Person acting on its behalf will provide the Administrative Agent, any Lender or any agent or counsel to the Administrative Agent or any Lender with any information that the Borrower believes constitutes material non-public information. The Borrower understands and confirms that the Administrative Agent and each Lender shall be relying on the foregoing representations in effecting transactions in securities of the Borrower.

         4.13.    Certain Trading Restrictions. Each Lender agrees that neither
                  ----------------------------
it nor its Affiliates (taken as a whole) will enter into or maintain a net short position with respect to the Common Stock. Accordingly, each Lender agrees that neither it nor its Affiliates will enter into or maintain any short sale of the Common Stock at a time when there is no equivalent offsetting long position in the Common Stock held by such Lender. For purposes of determining whether there is an equivalent offsetting long position in the Common Stock held by such Lender, the Underlying Shares issuable upon exercise of all warrants (including the Warrants) and conversion of all debentures and notes (including the Notes and in each case any shares issuable on account of interest under such notes or debentures) held by such Lender (without regard to any exercise or conversion caps contained therein, and whether or not any exercise or conversion notice shall have been tendered by such Lender) shall be deemed held long by such Lender for purposes of this Section.

         4.14.    Existence; Conduct of Business. The Borrower will, and will
                  ------------------------------
cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit (a) any sale, lease, transfer or other disposition permitted by
Section 5.1, or (b) any merger of (i) any domestic Subsidiary with any other domestic Subsidiary, (ii) any domestic Subsidiary with and into the Borrower, (iii) any foreign Subsidiary (other than Opco and its Subsidiaries) with any other foreign Subsidiary, or (iv) any Subsidiary of Opco with Opco or any other Subsidiary of Opco.

         4.15.    Maintenance of Cash and Cash Equivalents. While any Notes are
                  ----------------------------------------
outstanding, the Borrower will, at all times, maintain unrestricted cash and Cash Equivalents, together with availability under the Borrower's revolving line of credit, in an aggregate amount not less than $500,000, free and clear of all Liens (other than Permitted Liens within the meaning of clauses
(a), (h) or (i) of such defined term). In the event that such unrestricted cash and Cash Equivalents maintained by the Borrower hereunder shall at the end of any fiscal quarter (as reflected in Borrower's Quarterly Report on Form 10-Q under the Exchange Act for such fiscal quarter) be in an aggregate amount less than such amount, the Borrower shall deliver to each Lender at the Borrower's expense, a letter of credit (in form and substance acceptable to such Lender) and issued by a bank reasonably acceptable to such Lender in a face amount equal to the sum of 100% of the then outstanding principal amount of such Lender's Note plus interest payable thereon until the maturity date thereof. Such letters of credit shall provide, among other things, that the beneficiary thereof shall have the right to draw thereunder upon presentation of a draft together with a certificate signed by such Lender referring to this Agreement and the Notes held by such Lender and certifying that an Event of Default has occurred and is continuing under the Transaction Documents.

         4.16.    Use of Proceeds. The Borrower shall use the net proceeds from
                  ---------------
the sale of the Securities hereunder for (i) working capital purposes, (ii) for the payment of all outstanding principal and interest of the Borrower's Debt secured by the assets and/or properties listed on Schedule 4.16, within 15 days of the Second Closing Date and (iii) capital expenditures associated with the addition of carbon fiber and acrylic fiber precursor production lines, but not (a) for the satisfaction of any portion of the Borrower's or any of its Subsidiaries' other Debt (other than payment of the Borrower's existing line of credit and trade payables and accrued expenses in the ordinary course of the Borrower's business and consistent with prior practices), (b) to redeem any Common Stock or Common Stock Equivalents or
(c) to settle any outstanding Action or Proceeding.

         4.17.    2005 Notes Conversion Price, Anti-dilution, Prohibition on
                  ----------------------------------------------------------
Indebtedness.
------------

                  (a) On the nine month anniversary of the Second Closing Date, the Borrower and the holders of the 2005 Notes shall amend the conversion price of the 2005 Notes (as defined in the Notes) to an amount equal to the product of (a) 0.9 and (b) the arithmetic average of the VWAP of the Closing Prices of the Borrower's Common Stock for each of the 20 Trading Days immediately preceding the nine month anniversary of the Second Closing Date; provided that such conversion price shall not be (i) less than $12.50 or (ii) greater than $20.00 or the conversion price currently in effect for the 2005 Notes.

                  (b) Each Lender agrees that the Debt evidenced by the Notes shall be permitted under Section 5.03 of the 2005 Loan Agreement (as defined in the Notes).

                  (c) Each Lender agrees that the issuance of the Notes will not trigger the anti-dilution provisions set forth in Section 11 of the 2005 Notes or Section 9 of the warrants issued pursuant to the 2005 Loan Agreement.

         4.18.    Lender's Obligations.
                  --------------------

                  (a) On or prior to the six month anniversary of the Second Closing Date, the Lenders shall exercise all unexercised warrants issued to such Lenders by the Borrower on December 19, 2003 and March 11, 2004.

                  (b) Each Lender agrees to convert the entire outstanding principal amount of the 2004 Notes into Common Stock in accordance with their terms no later than the 30 Trading Days following the Second Closing Date.

                                  ARTICLE V.

                             NEGATIVE COVENANTS

                  The Borrower covenants and agrees that from and after the First Closing Date and (except as provided in Section 5.3) so long as any there remains any outstanding principal amount under the Notes, the Borrower shall not, and shall not permit its Subsidiaries to:

         5.1.     Dispositions of Assets or Subsidiaries. Sell, convey, assign,
                  --------------------------------------
lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any material properties or assets, tangible or intangible (including any spin-offs of any divisions, lines of business or subsidiaries and also including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower), except transactions involving the sale of inventory or upgrade or exchange of machinery, in either case, in the ordinary course of business and for usual and ordinary prices.

         5.2.     Restricted Payments. Declare or make, or agree to pay for or
                  -------------------
make, directly or indirectly, any Restricted Payment, provided that (a) the
                                                      --------
Borrower may declare and pay, and agree to pay, dividends with respect to its Equity Interests payable solely in Common Stock,

(b) any wholly owned Subsidiary of the Borrower may declare and pay dividends with respect to its Equity Interests to the Borrower or any other wholly owned Subsidiary of the Borrower, (c) the Borrower may pay bonuses to its officers, directors and employees consistent with past practices, (d) the Borrower may pay director's fees to its directors consistent with past practices, and (e) the Borrower may pay fees to its directors for bona fide consulting services consistent with past practices.

         5.3.     Permitted Debt. At any time prior to the Second Closing,
                  --------------
create, incur, assume, guarantee or suffer to exist any Debt, except:

                      (i) Debt evidenced by the Notes, the 2005 Notes (as defined in the Notes), the 2004 Notes (as defined in the Notes), the 2004 Debentures (as defined in the Notes) and the 2003 Debentures (as defined in the Notes);

                      (ii) subordinated Debt approved in writing by the Required Lenders;

                      (iii) accounts payable by such Borrower or a Subsidiary to trade creditors, accrued expenses and other liabilities incurred in the ordinary course of business;

                      (iv) Capital Lease Obligations which do not in the aggregate exceed $500,000 at any time outstanding;

                      (v) Debt for accrued payroll taxes so long as payment thereof is not past due and payable unless such taxes are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Borrower or the applicable Subsidiary;

                      (vi) Contingent Obligations not in excess of the sum of (i) an aggregate of $1,402,864.50, incurred in connection with that certain Letter of Credit dated June 21, 2004 issued by Marshall & Ilsley Bank in the amount of $85,864.50 in favor of Cisco Systems, and that certain Letter of Credit dated December 17, 2004 issued by Marshall & Ilsley Bank in the amount of $1,317,000 in favor of Contractor Bonding and Insurance Company (the "EXISTING LETTERS OF CREDIT") or any extension or renewal thereof, and (ii) $300,000; provided that upon termination of or permanent reduction in the Existing Letters of Credit, the amount of Contingent Obligations the Borrower may incur shall be reduced to reflect such termination or permanent reduction.

                      (vii) Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts of the Borrower or any Subsidiary; and

                      (viii) Debt incurred in the ordinary course of business solely to support any Borrower or any Subsidiary's insurance or self-insurance obligations in the ordinary course of business (including to secure worker's compensation and other similar insurance coverages).

         Upon consummation of the Second Closing, without any further action by the Borrower or the Lenders the restrictions set forth in this Section
5.3 shall terminate and be of no further force and effect.

                                 ARTICLE VI.

                            CONDITIONS PRECEDENT

         6.1.     Conditions Precedent to the Obligations of the Lenders.
                  ------------------------------------------------------
The obligation of each Lender to make its Loan on each Closing Date is subject to the satisfaction or waiver by such Lender of each of the following conditions:

                  (a) Representations and Warranties. The representations
                      ------------------------------
and warranties of the Borrower contained herein shall be true and correct in all respects as of the date when made and as of such Closing Date as though made on and as of such date;

                  (b) Performance. The Borrower shall have performed,
                      -----------
satisfied and complied in all respects with, and caused each of its Subsidiaries to perform, satisfy and comply in all respects with, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to applicable Closing;

                  (c) No Injunction. No treaty and no U.S. or foreign
                      -------------
statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (d) Adverse Changes. Since the date of execution of this
                      ---------------
Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of (i) the Borrower, (ii) any Subsidiary party to a Transaction Document, or (iii) the Borrower and the Subsidiaries, taken as a whole;

                  (e) No Suspensions of Trading in Common Stock; Listing.
                      --------------------------------------------------
Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Borrower) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

                  (f) Nasdaq Listing. The Nasdaq Stock Market shall have
                      --------------
waived application of the 15 day prior notice contained in NASD Marketplace Rule 4310(17)(D) or such timeframe shall have expired without objection;

                  (g) 2004 Note Conversion Price. The Borrower shall amend
                      --------------------------
the conversion price of the 2004 Notes (as defined in the Notes) to $9.50;

                  (h) Bank Consent. To the extent applicable, the Borrower
                      ------------
shall have received the consent of each bank or other lender or provider of credit to the Borrower or any Subsidiary whose consent is required with respect to the transactions contemplated by the Transaction Documents as well as an estoppel certificate indicating the absence of any event of default or any default which could with or without the passage of time or notice or both in an event of default under any document or agreement governing the transactions with such bank, lender or provider or credit; and

                  (i) Borrower Deliverables. The Lenders shall have received
                      ---------------------
the Borrower Deliverables, as applicable.

         6.2.     Conditions Precedent to the Obligations of the Borrower to
                  ----------------------------------------------------------
deliver the Notes and the Warrants. The obligation of the Borrower to
----------------------------------
deliver the Notes and the Warrants on each Closing Date is subject to the satisfaction or waiver by the Borrower hereunder of each of the following conditions:

                  (a) Representations and Warranties. The representations
                      ------------------------------
and warranties of each Lender contained herein shall be true and correct in all respects as of the date when made and as of such Closing Date as though made on and as of such date;

                  (b) Performance. Each Lender shall have performed,
                      -----------
satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Lender at or prior to such Closing;

                  (c) No Injunction. No statute, rule, regulation, executive
                      -------------
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

                  (d) Nasdaq Listing. The Nasdaq Stock Market shall have
                      --------------
waived application of the 15 day prior notice contained in NASD Marketplace Rule 4310(17)(D) or such timeframe shall have expired without objection.

                                ARTICLE VII.

                            ADMINISTRATIVE AGENT

         7.1. Each Lender hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

         7.2. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         7.3. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default (or an event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default) has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Transaction Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.4), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Affiliate thereof or any Subsidiary that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.4) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default (or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default) unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender (and, promptly after its receipt of any such notice, it shall give each Lender and the Borrower notice thereof), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with any Transaction Document, (b) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (d) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (e) the satisfaction of any condition set forth in Article VI or elsewhere in the Transaction Documents.

         7.4. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any Subsidiary), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         7.5. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub agents appointed by the Administrative Agent, provided that no such delegation
                                       --------
shall serve as a release of the Administrative Agent or waiver by the Borrower or any Lender of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the activities as Administrative Agent.

         7.6. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.18 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         7.7. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Transaction Document, any related agreement or any document furnished thereunder.

                               ARTICLE VIII.

                               MISCELLANEOUS

         8.1.     Fees and Expenses. The Borrower shall be responsible for the
                  -----------------
reasonable legal fees, charges and disbursements of the Administrative Agent and each Lender in the event that the Borrower requests any waiver or amendment of the provisions of any Transaction Document following the First Closing. Except as otherwise specified in the Transaction Documents
(including without limitation Section 8.19), and except that Borrower shall reimburse OMT (i) $55,000 for its legal fees of which amount $20,000 of which has been previously paid by the Borrower, and (ii) expenses incurred in connection with its entering into the Transaction Documents, including, without limitation, fees and expenses relating to the cost of Hungarian counsel (OMT may deduct such amounts from the First Closing Purchase Price deliverable to the Borrower at the First Closing), each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Borrower shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         8.2.     Entire Agreement. The Transaction Documents, together with
                  ----------------
the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the First Closing, and without further consideration, each party will execute and deliver to the other party hereto such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

         8.3.     Notices. All notices or other communications or deliveries
                  -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day,
(c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses and facsimile numbers for such notices and communications shall be as follows:

                  If to the Borrower: Zoltek Companies, Inc.
                                      3101 McKelvey Rd.
                                      St. Louis, Missouri 63044
                                      Facsimile No.: (314) 291-9082
                                      Attention: Chief Financial Officer

                  With a copy to:     Thompson Coburn LLP
                                      One U.S. Bank Plaza
                                      St. Louis, Missouri 63101
                                      Facsimile No.: (314) 552-7000
                                      Attention: Thomas A. Litz, Esq.

                  If to any Lender:   To the address and facsimile number set
                                      forth under such Lender's name on its
                                      signature page attached hereto.

                  If to the
                  Administrative      To the address and facsimile number set
                  Agent:              forth under the Administrative Agent's
                                      name on its signature page attached
                                      hereto.

or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by such Person.

         8.4.     Amendments; Waivers
                  -------------------

                  (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders under the Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Transaction Document or consent to any departure by the Borrower or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Neither any Transaction Document (which, for purposes of this Section 8.4(b), shall include the Shareholders Agreement) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase the amount of the Loan agreed to be made by any Lender without the written consent of such Lender, (ii) change the rate of interest applicable to any Loan or the conversion price with respect to any Note unless the resulting rate of interest or conversion price (as the case may be) applies to all Loans or Notes (as the case may be), (iii) change any other term of any Transaction Document if, as a result thereof, the rights and obligations of any Lender under the Transaction Documents would be disproportionately (based on its pro rata share) affected relative to the rights and obligations of any other Lender under the Transaction Documents, or (iv) change any of the provisions of this Section or the definition of the term "REQUIRED LENDERS" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made or payments under the Transaction Documents are to be made, or provide for additional borrowers, without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

         8.5.     Construction. The headings herein are for convenience only,
                  ------------
do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

         8.6.     Successors and Assigns. This Agreement shall be binding
                  ----------------------
upon and inure to the benefit of the parties and their successors and permitted assigns. The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lenders. Any Lender may assign its rights under this Agreement to any Person to whom such Lender assigns or transfers any Securities.

         8.7.     No Third-Party Beneficiaries. This Agreement is intended for
                  ----------------------------
the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         8.8.     Governing Law. All questions concerning the construction,
                  -------------
validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement, the Notes, the Warrants and the Registration Rights Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         8.9.     Survival. The representations, warranties, agreements and
                  --------
covenants contained herein shall survive each of the Closings and the delivery, exercise and conversion of the Securities.

         8.10.    Execution. This Agreement may be executed in two or more
                  ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         8.11.    Severability. If any provision of this Agreement is held to
                  ------------
be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         8.12.    Rescission and Withdrawal Right. Notwithstanding anything to
                  -------------------------------
the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Lender exercises a right, election, demand or option under a Transaction Document and the Borrower does not timely perform its related obligations within the periods therein provided, then such Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Borrower, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         8.13.    Replacement of Securities. If any certificate or instrument
                  -------------------------
evidencing any Securities is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         8.14.    Remedies. In addition to being entitled to exercise all
                  --------
rights provided herein or granted by law, including recovery of damages, the Lenders and the Borrower will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         8.15.    Payment Set Aside. To the extent that the Borrower makes a
                  -----------------
payment or payments to any Lender pursuant to any Transaction Document or a Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         8.16.    Independent Nature of Lenders. The obligations of each Lender
                  -----------------------------
under each Transaction Document are several and not joint with the obligations of each other Lender, and no Lender shall be responsible in any way for the performance or observance of the obligations of any other Lender under any Transaction Document. The decision of each Lender to acquire Securities pursuant to this Agreement has been made by such Lender and each Lender confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Lender's business and/or legal counsel. Nothing contained herein, or in any Transaction
Document, and no action taken by any Lender pursuant hereto or thereto, shall be deemed to constitute the Lenders (or any of them) as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to the transactions contemplated by the Transaction Documents. Except as specifically provided in the Transaction Documents, each Lender shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, without joining any other Lender as an additional party in any proceeding for such purpose. Each Lender represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and the Transaction Documents and that Proskauer Rose LLP represents only OMT in connection with this Agreement and the Transaction Documents.

         8.17.    Limitation of Liability. Notwithstanding anything herein to
                  -----------------------
the contrary, the Borrower acknowledges and agrees that the liability of any Lender arising directly or indirectly, under any Transaction Document, of any and every nature whatsoever, shall be satisfied solely out of the assets of such Lender, and that no trustee, officer, other investment vehicle affiliated with such Lender or any investor, shareholder or holder of shares of beneficial interest of such a Lender shall be personally liable for any liabilities of such Lender.

         8.18.    Adjustments in Share Numbers and Prices. In the event of any
                  ---------------------------------------
stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common
Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be deemed amended to appropriately account for such event.

         8.19.    Expenses; Indemnity; Damage Waiver
                  ----------------------------------

                  (a) The Borrower shall pay (i) all reasonable out of pocket costs and expenses incurred by the Administrative Agent and its Related Parties, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the administration of each Transaction Document, and (ii) all reasonable out of pocket costs and expenses incurred by any Lender, including the reasonable fees, charges and disbursements of any counsel for any Lender and any consultant or expert witness fees and expenses, in connection with the enforcement or protection of its rights in connection with the Transaction Documents, including its rights under this Section, or in connection with the Loans made, including all such reasonable out of pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify each Lender and each Related Party thereof (each such Person being called an "INDEMNITEE")
                                                         ----------
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties to the Transaction Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower or any Subsidiary fails to pay any amount required to be paid by it to the Administrative Agent under this Section 8.18, each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by a fraction, the numerator of which is the outstanding
-------------
principal balance of such Lender's Loans and the denominator of which is the outstanding principal balance of all Lenders' Loans (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any outstanding Loans at such time, as of the last time at which any Lender had any outstanding Loans), provided that the unreimbursed expense or indemnified loss, claim,
        --------
damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Transaction Document or any agreement, instrument or other document contemplated thereby, the transactions contemplated by the Loan Documents or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGES FOLLOW]

                         LOAN AND WARRANT AGREEMENT
                         --------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan and Warrant Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                               ZOLTEK COMPANIES, INC.



                               By: /s/ Kevin J. Schott
                                  ---------------------------------
                                  Name:  Kevin J. Schott
                                  Title: Chief Financial Officer

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF LENDERS FOLLOW]

                         LOAN AND WARRANT AGREEMENT
                         --------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan and Warrant Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                               OMICRON MASTER TRUST, in its capacity as Administrative Agent



                               By: /s/ Bruce Bernstein
                                  ---------------------------------
                                  Name:  Bruce Bernstein
                                  Title: Managing Partner


                               Address for Notice:

                               c/o Omicron Capital, L.P.
                               810 Seventh Avenue, 39th Floor
                               New York, New York 10019
                               Facsimile: (212) 803-5269
                               Attn: Bruce Bernstein


                               With a copy to:

                               Proskauer Rose LLP
                               1585 Broadway
                               New York, NY 10036-8299
                               Facsimile: (212) 969-2900
                               Attn: Adam J. Kansler, Esq.

                         LOAN AND WARRANT AGREEMENT
                         --------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan and Warrant Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                               [LENDER]



                               By:
                                  ---------------------------------
                                  Name:
                                  Title:


                                                            SCHEDULE A
                                                            ----------
                 ----------------------------------------------------------------------------------------------------------------
                   First Closing    First     Second Closing     Second     Third Closing     Third   Fourth Closing     Fourth
                    Notes/First   Closing-     Notes/Second     Closing-     Notes/Third    Closing-   Notes/Fourth     Closing-
                      Closing      Warrant   Closing Purchase    Warrant       Closing       Warrant     Closing         Warrant
                  Purchase Price   Shares          Price         Shares     Purchase Price   Shares   Purchase Price     Shares
                 ----------------------------------------------------------------------------------------------------------------
---------------
    Omicron
 Master Trust      2,750,000.00   77,000.00    8,250,000.00    231,000.00   11,000,000.00              5,500,000.00
---------------
  Smithfield
 Fiduciary LLC       750,000.00   21,000.00    2,250,000.00     63,000.00    3,000,000.00              1,500,000.00
---------------
   Iroquois
 Capital, L.P.       500,000.00   14,000.00    1,500,000.00     42,000.00    2,000,000.00              1,000,000.00
---------------
   Cranshire
 Capital, L.P.       500,000.00   14,000.00    1,500,000.00     42,000.00    2,000,000.00              1,000,000.00
---------------
   Midsummer
Investment Ltd.      500,000.00   14,000.00    1,500,000.00     42,000.00    2,000,000.00              1,000,000.00
---------------

     Total         5,000,000.00               15,000,000.00                 20,000,000.00             10,000,000.00